Exhibit 16

December 20, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	LSI Industries Inc. File No. 0-13375

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of LSI Industries Inc. dated December 16, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP
Cincinnati, Ohio